Exhibit 10.2







                                SUPPORT AGREEMENT
                                     between
                       AMERICAN INTERNATIONAL GROUP, INC.
                                       and
                             A.I. RECEIVABLES CORP.


                  This Agreement, made and entered into as of March [__], 1998, between American International Group, Inc., a Delaware corporation ("Parent"), and A.I. Receivables Corp., a Delaware corporation ("Subsidiary").

                                   WITNESSETH:

                  WHEREAS, Parent is the ultimate beneficial owner of 100% of the outstanding common stock of Subsidiary;

                  WHEREAS, Subsidiary simultaneously herewith is entering into, as transferor, the Amended and Restated Pooling and Servicing Agreement dated as of the date hereof, among Subsidiary, A.I. Credit Corp., a New Hampshire Corporation, as an original transferor and a servicer, AICCO, Inc., a California corporation, as an original transferor and a servicer, and The First National Bank of Chicago, as trustee (together with any successor thereto, the "Trustee"), as amended or supplemented from time to time (the "PSA"); and

                  WHEREAS, Parent and Subsidiary desire to take certain actions to enhance and maintain the financial condition of Subsidiary as hereinafter set forth, and to guarantee the solvency of Subsidiary by Parent, in order to enable Subsidiary to meet its financial obligations as set forth herein;

                  NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

                           1. Stock Ownership. During the term of this
Agreement, Parent will be the ultimate beneficial owner of all of the voting capital stock of Subsidiary now or hereafter issued and outstanding, and Parent will not pledge or encumber, nor will it permit to be pledged or encumbered, such capital stock of Subsidiary.

                           2. Net Worth. Parent agrees that it shall cause
Subsidiary to have at all times a positive tangible net worth of at least one dollar ($1.00), as determined in accordance with generally accepted accounting principles. Parent and Subsidiary agree that Subsidiary shall not file a voluntary case under the United States Bankruptcy Code, as now or hereafter in effect.

                           3. Liquidity Provision. If, during the term of this
Agreement:

                           (a) Subsidiary needs funds not otherwise available to it to meet any of its obligations as transferor under the PSA, or

                           (b) Subsidiary has insufficient funds to pay any of its obligations when due (except for any such obligations which are the subject of a bona fide dispute), the non-payment of which could constitute a basis for the filing of an involuntary case against Subsidiary under the United States Bankruptcy Code, as now or hereafter in effect,

Parent shall provide Subsidiary funds as a loan, in a manner sufficiently timely to cause such obligations to be satisfied when due. Such loan shall bear a market rate of interest, shall be negotiated in an arm's length transaction, and otherwise shall be on such terms and conditions, including maturity, as Parent and Subsidiary shall agree. Notwithstanding the foregoing, any such loan shall be subordinated in all respects to any and all debt of Subsidiary, whether or not such debt is outstanding at the time of such loan, and to all financial obligations of Subsidiary under the PSA, whether or not such loan or PSA has such express subordination provisions therein and notwithstanding anything to the contrary in such loan or PSA.

                           4. Waivers. Parent hereby waives any set-off or
counterclaim against Subsidiary and any failure or delay on the part of Subsidiary in asserting or enforcing any of its rights or in making any claims or demands hereunder.

                           5. Termination; Amendment. Notwithstanding any
provision to the contrary pursuant to this Agreement or otherwise, Parent shall have the absolute right to terminate this Agreement upon either (a) the expiration of one year plus one day after the Trust Termination Date (as defined in the PSA) or (b) the valid and enforceable assumption by Parent of Subsidiary's obligations then outstanding or thereafter arising under the PSA. This Agreement may be amended at any time by a written amendment signed by both parties. No amendment to this Agreement shall be effective until such time as each holder of any certificates (the "Certificates") issued under the PSA and outstanding on the date of such amendment shall consent in writing to such amendment and each Rating Agency (as defined in the PSA) shall have confirmed in writing that such amendment shall not adversely affect the then ratings of any Certificates.

                           6. Notices. Any notice, instruction, request,
consent, demand or other communication required or contemplated by this Agreement shall be in writing, shall be given or made or communicated by United States first class mail, addressed as follows:

                  If to Parent:      American International Group, Inc.
                                     70 Pine Street
                                     New York, New York 10270
                                     Attention:  Treasurer

                  If to Subsidiary:  A.I. Receivables Corp.
                                     160 Water Street
                                     New York, New York 10038
                                     Attention:  President

or to such other address as any party shall have specified by notice to the other parties in accordance with this Section 6.

                           7. Successors. The covenants, representations,
warranties and agreements herein set forth shall be mutually binding upon and inure to the mutual benefit of Parent and its successors and Subsidiary and its successors.

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


                           8. Governing Law. This Agreement shall be governed by
the laws of the State of New York.

                           9. Binding Effect. The provisions of this Agreement
and the rights created hereunder shall inure solely to, and are intended solely for the benefit of, the parties hereto and the Trustee and the Certificateholders (as defined in the PSA), as set forth in the Letter Agreement between Parent and the Trustee of even date herewith.

                  IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their corporate seals as of the day and year first above written.


                                            AMERICAN INTERNATIONAL GROUP,
                                             INC.


                                            By:
                                               ---------------------------
                                                  Name:
                                                  Title:


                                            By:
                                               ---------------------------
                                                  Name:
                                                  Title:


                                            A.I. RECEIVABLES CORP.


                                            By:
                                               ---------------------------
                                                  Name:
                                                  Title:
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